UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2011

SOMERSET HILLS BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	000-50055	22-3768777

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No)
incorporation)

155 Morristown Road
Bernardsville, New Jersey		07924

(Address of principal executive		(Zip Code)
offices)

Registrant’s telephone number, including area code (908) 221-0100

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Effective March 15, 2011, the Registrant entered into an Amendment to the Option Agreement dated March 19, 2001 by and between the Registrant and the Registrant’s President, Chief Executive Officer, and Chief Operating Officer Stewart E. McClure, Jr. The Amendment extended the expiration date of certain stock options granted to Mr. McClure to purchase 25,000 shares of the Registrant’s common stock from March 19, 2011 until March 19, 2014. As a result, these options, originally granted as incentive stock options under the Internal Revenue Code of 1986, as amended, will be treated as non-qualified options. The remaining terms of the options, including the exercise price, remain in full force and effect. The effect on earnings of the Registrant in connection with the extension of Mr. McClure’s options is not expected to be material.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following is filed as an Exhibit to this Current Report on Form 8-K:
10.1 Amendment to the Option Agreement by and between the Registrant and Stewart E. McClure, Jr.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERSET HILLS BANCORP

Date: March 16, 2011	By:	/s/ Stewart E. McClure, Jr.

Stewart E. McClure, Jr.
President, Chief Executive Officer and Chief Operating Officer